Exhibit 1.1

Dave & Buster’s Entertainment, Inc.

6,000,000 Shares of Common Stock, par value $0.01 per share

Underwriting Agreement

February [ — ], 2015

Jefferies LLC

Piper Jaffray & Co.

    As representatives of the several Underwriters

      named in Schedule I hereto,

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Certain stockholders of Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) named in Schedule II-A and Schedule II-B (the “Selling Stockholders”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 6,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to additional 900,000 shares, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule II-A and Schedule II-B pursuant to Section 2 (the “Optional Shares”), of Common Stock, par value $0.01 per share (“Stock”), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. Representations and Warranties.

A. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-201646) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement, any pre-effective amendment thereto or any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement (other than any pre-effective amendment thereto or any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, including the Pricing Prospectus and, if so filed, any Issuer Free Writing Prospectus) has heretofore been filed by the Company with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); and any oral or written communications undertaken in reliance on Section 5(d) of the Act are hereinafter called “Section 5(d) Communications”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Jefferies LLC and Piper Jaffray & Co., or by any Selling Stockholder, in each case expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is [ — ] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses, if any, and other information listed on Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in any of the above documents in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Jefferies LLC and Piper Jaffray & Co. expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Jefferies LLC and Piper Jaffray & Co. or by any Selling Stockholder, in each case expressly for use therein;

(v) Since the date of the most recent financial statements of the Company included in the Pricing Prospectus, and except as described therein, (1) there has not been any change in the long term-debt or any material change in the capital stock of the Company or Dave & Buster’s, Inc., a Missouri corporation and indirect wholly owned subsidiary of the Company (“Dave & Buster’s”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Dave & Buster’s on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and the Company’s subsidiaries taken as a whole; (2) none of the Company or any of the Company’s subsidiaries has entered into any transaction or agreement that is material to the Company and the Company’s subsidiaries taken as a whole, other than in the ordinary course of business, or incurred any liability or obligation, direct or contingent, that is material to the Company or any of the Company’s subsidiaries taken as a whole, other than in the ordinary course of business; and (3) none of the Company or any of the Company’s subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority;

(vi) Except as described in the Pricing Prospectus, the Company and the Company’s subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Company’s subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (1) are permitted under the new senior secured credit facility (as described in the Preliminary Prospectus) together with any other documents, agreements or instruments delivered in connection therewith (the “Senior Credit Facility Documentation”), (2) do not materially and adversely affect the value of such property, (3) do not materially interfere with the use made and proposed to be made of such property by the Company and the Company’s subsidiaries or (4) could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and the Company’s subsidiaries taken as a whole (a “Material Adverse Effect”);

(vii) The Company and each of the Company’s subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule IV to this Agreement;

(viii) The Company has an authorized capitalization as set forth in each of the Pricing Prospectus and the Prospectus under the heading “Description of Capital Stock”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in each of the Pricing Prospectus and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those (i) created pursuant the Senior Credit Facility Documentation or (ii) disclosed in the Pricing Prospectus and the Prospectus;

(ix) [Reserved];

(x) The Company has all power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly or validly taken by the Company;

(xi) The execution, delivery and performance by the Company of this Agreement, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Company’s subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any of the Company’s subsidiaries is bound or to which any of the property or assets of the Company or any of the Company’s subsidiaries is subject, (2) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Company’s subsidiaries or (3) assuming the accuracy of, and the Underwriters’ compliance with, the representations, warranties and agreements of the Underwriters herein, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (1) and (3) above, for any such conflict, breach, violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii) Assuming the accuracy of, and the Underwriters’ compliance with, the representations, warranties and agreements of the Underwriters herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications (1) as have been obtained, (2) as may be required under the Act and applicable state securities laws, or (3) under the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and resale of the Shares by the Underwriters;

(xiii) Neither the Company nor any of the Company’s subsidiaries is (1) in violation of its charter or by-laws or similar organizational documents; (2) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any of the Company’s subsidiaries is bound or to which any of the property or assets of the Company or any of the Company’s subsidiaries is subject; or (3) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (2) and (3) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain Material United States Federal Income and Estate Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xv) Except as described in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the best knowledge of the Company threatened, to which the Company or any of the Company’s subsidiaries is or may be a party or to which any property of the Company or any of the Company’s subsidiaries is or may be the subject of that, individually or in the aggregate, if determined adversely to the Company or any of the Company’s subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge (without having undertaken any independent inquiry) of the Company, contemplated by any governmental or regulatory authority or by others, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(xvi) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(xvii) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xviii) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(xix) Dave & Buster’s and Dave & Buster’s subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”)) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Dave & Buster’s and Dave & Buster’s subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Prospectus, there are no material weaknesses or significant deficiencies in Dave & Buster’s internal controls. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xx) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) Dave & Buster’s and Dave & Buster’s subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Dave & Buster’s in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Dave & Buster’s management as appropriate to allow timely decisions regarding required disclosure. Dave & Buster’s and Dave & Buster’s subsidiaries, on a consolidated basis, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(xxii) The Company and the Company’s subsidiaries own, possess or license adequate rights to use any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as described in the Pricing Prospectus, except where the failure to own or possess such rights could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict with any such rights of others, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and the Company and the Company’s subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxiii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and the Company’s subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Pricing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Company’s subsidiaries or any of their respective properties or assets except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(xxiv) The Company and the Company’s subsidiaries possess any licenses, certificates, permits and other authorizations issued by, and have made any declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are reasonably necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus, except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Pricing Prospectus, neither the Company nor any of the Company’s subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course which, if the subject of an unfavorable decision, ruling, or finding would have a Material Adverse Effect;

(xxv) No labor disturbance by or dispute with employees of the Company or any of the Company’s subsidiaries exists or, to the best knowledge (without having undertaken any independent inquiry) of the Company, is contemplated or to the best knowledge of the Company, is threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect;

(xxvi) (1) The Company and the Company’s subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (2) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Company’s subsidiaries, except in the case of each of (1) and (2) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (3) except as described in the Pricing Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of the Company’s subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and the Company’s subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would have a Material Adverse Effect, and (z) none of the Company or the Company’s subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(xxvii) (1) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (3) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (4) for each Plan that is subject to the funding rules of ERISA or the Code, the fair market value of the assets of each such Plan is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (5) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA);

(xxviii) The Company and the Company’s subsidiaries have insurance in amounts and against such losses and risks as such party believes to be customary for companies engaged in similar business in similar industries and markets; and neither the Company nor any of the Company’s subsidiaries has (1) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (2) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business as described in the Pricing Prospectus and at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix) Neither the Company nor any of the Company’s subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Company’s subsidiaries has, in the course of its actions for, or on behalf of, the Company (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (3) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s controlled affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xxx) The operations of the Company and the Company’s subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Company’s subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxxi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, controlled affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);

(xxxii) Except as described in the Pricing Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(xxxiii) Neither the Company nor any of the Company’s subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xxxiv) Neither the sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Pricing Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xxxv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxvi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxvii) To the Company’s knowledge, there is and has been no failure on the part of Dave & Buster’s or any of Dave & Buster’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(xxxviii) From the time of filing of the Initial Registration Statement (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company would be considered and is an “emerging growth company” as such term is defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

B. Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) This Agreement has been duly authorized (to the extent the Selling Stockholder is not a natural person), executed and delivered by or on behalf of such Selling Stockholder, and is a binding agreement of such Selling Stockholder;

(ii) In the case of each Selling Stockholder named in Schedule II-B, each of the (i) Paying Agent Agreement signed by such Selling Stockholder and Computershare Trust Company, N.A., as paying agent (the “Paying Agent Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized (to the extent the Selling Stockholder is not a natural person), executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and subject to (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws relating to or affecting creditors’ rights generally from time to time in effect and (2) before which any proceeding may be brought, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, in each case, regardless of whether considered in a proceeding in equity or at law;

(iii) At the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholders will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder pursuant to this Agreement free of all adverse claims (within the meaning of Section 8-102 of the UCC) and the legal right and power, and all authorization and approval required by applicable law to enter into this Agreement and, in the case of each Selling Stockholder named in Schedule II-B hereto, the Paying Agent Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement or a security entitlement in respect of such Shares;

(iv) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares and any security entitlement in respect of such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim;

(v) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement and, in the case of each Selling Stockholder named in Schedule II-B hereto, the Paying Agent Agreement and the Power of Attorney, will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to (except for any such consent that has already been obtained), (i) the charter or by-laws, limited liability company agreement, partnership agreement or other organizational documents of such Selling Stockholder, (ii) any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except in the case of (ii) or (iii), as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the FINRA;

(vi) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Pricing Prospectus under “Shares Eligible for Future Sale”;

(vii) Except for such consents, approvals and waivers which have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby;

(viii) All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Pricing Prospectus is, and at the Time of Delivery will be, true, correct, and complete in all material respects, and does not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of the description of such Selling Stockholder and the number of shares held by such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Pricing Prospectus (such information, the “Selling Stockholder Information”);

(ix) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M;

(x) Such Selling Stockholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Pricing Prospectus or the Registration Statement;

(xi) Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or knowingly indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

Any certificate signed by a Selling Stockholder and delivered to Jefferies LLC and Piper Jaffray & Co. or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 7 hereof, counsel to the Selling Stockholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholders, severally and not jointly, agree to sell to each of the Underwriters the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule II-A and Schedule II-B hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price per share of $[ — ], and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders severally agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares set forth opposite the name of such Selling Stockholder in Schedule II-A and Schedule II-B hereto by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, severally and not jointly, hereby grant to the Underwriters, as and to the extent indicated in Schedule II-A and Schedule II-B hereto, the right to purchase at their election up to 900,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Selling Stockholders of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Jefferies LLC and Piper Jaffray & Co. may request upon at least forty-eight hours’ prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to Jefferies LLC and Piper Jaffray & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to Jefferies LLC and Piper Jaffray & Co. at least forty-eight hours in advance. The Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ — ], 2015 or such other time and date as Jefferies LLC, Piper Jaffray & Co., the Selling Stockholders and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Jefferies LLC and Piper Jaffray & Co. in the written notice given by Jefferies LLC and Piper Jaffray & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Jefferies LLC, Piper Jaffray & Co., the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Covenants of the Company and Selling Stockholders.

A. The Company covenants and agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in no event shall the Company be required to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (the “Lock-Up Period”), the Company will not (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (i) the sale of the Stock to be sold pursuant to this Agreement, (ii) pursuant to employee stock option plans existing on the date of this Agreement or otherwise disclosed in the Pricing Prospectus, or (iii) upon the exercise of an option or upon the exercise, conversion or exchange of exercisable convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Jefferies LLC and Piper Jaffray & Co.

(f) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to public stockholders generally and not filed on EDGAR, and to make generally available to Jefferies LLC and Piper Jaffray & Co. by filing on EDGAR, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

(g) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the lawful on-line offering of the Shares by such Underwriter (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 5(A)(e) hereof.

(k) The Company represents and agrees that, without the prior consent of Jefferies LLC and Piper Jaffray & Co., it has not and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, Jefferies LLC and Piper Jaffray & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, Jefferies LLC and Piper Jaffray & Co. is listed on Schedule III(a) hereto;

(l) The Company represents and agrees that it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications;

(m) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(n) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Jefferies LLC and Piper Jaffray & Co. and, if requested by Jefferies LLC and Piper Jaffray & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Jefferies LLC and Piper Jaffray & Co. expressly for use therein.

B. The Selling Stockholders, severally and not jointly, covenant and agree with each of the Underwriters:

(a) Such Selling Stockholders will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M;

(b) To deliver to Jefferies LLC and Piper Jaffray & Co. prior to the Time of Delivery a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholders is a non-United States person) or Form W-9 (if the Selling Stockholders is a United States Person);

(c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any change in information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

Jefferies LLC and Piper Jaffray & Co., on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of the Company’s and the Selling Stockholders’ respective obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(A)(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Shares on NASDAQ; (e) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares (such fees and disbursements of counsel for the Underwriters not to exceed $30,000); (f) the cost of preparing stock certificates, if applicable; (g) the cost and charges of any transfer agent or registrar; (h) the cost and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, and travel and lodging expenses of the representatives and officers of the Company (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of any aircraft chartered in connection with any road show meetings), (i) all fees and expenses incident to the performance of the Selling Stockholders’ obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (x) fees and expenses of one counsel for such Selling Stockholders, (y) fees and expenses of the Custodian and (z) expenses and taxes, including all stock transfer taxes, stamp duties and other similar taxes, if any, incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder and (j) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(A)(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion letter and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Weil, Gotshal & Manges LLP, counsel for the Company, shall have furnished to you their written opinion letter and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you (substantially in the form attached as Annex III(a) hereto);

(ii) You shall have been furnished by counsel for each Selling Stockholder, a written opinion letter, dated such Time of Delivery, in form and substance reasonable satisfactory to you (substantially in the form attached as Annex III(b) hereto).

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and except as described therein there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ and the Company has taken no action designed to, or likely to have the effect of delisting the Shares from NASDAQ, nor has the Company received any notification that NASDAQ is contemplating termination such listing; and

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of its directors, executive officers and substantially all of its stockholders as set forth in Annex II in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(A)(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) On each of the First Time of Delivery and each additional Time of Delivery, Jefferies LLC and Piper Jaffray & Co. shall receive a written certificate executed by the Selling Stockholder named in Schedule II-A or by the by the Attorney-in-Fact of such Selling Stockholder named in Schedule II-B, to the effect that:

i.	the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

ii.	such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Time of Delivery;

iii.	On the date hereof, the Company and the Selling Stockholders named in Schedule II-A and Schedule II-B shall have furnished for review Jefferies LLC and Piper Jaffray & Co. copies of the Powers of Attorney and Paying Agent Agreement executed by each of the Selling Stockholders and such further information, certificates and documents as Jefferies LLC and Piper Jaffray & Co. may reasonably request of each of the Selling Stockholders;

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

(k) On the date hereof and on each of the First Time of Delivery and each additional Time of Delivery, Jefferies LLC and Piper Jaffray & Co. shall have received a certificate executed by the Chief Financial Officer of the Company in form and substance reasonably satisfactory to Jefferies LLC and Piper Jaffray & Co. certifying as to certain financial information of the Company and its subsidiaries contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

8. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, agents and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Underwriter and made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Jefferies LLC and Piper Jaffray & Co. expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 8(c) below.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, agents and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information described in Section 1(b)(viii) above; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Underwriter made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described in 8(c) below; provided further that the liability under this subsection 8(b) with respect to any Selling Stockholder, shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders (including each of their respective directors and officers) and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission related to such Underwriter and was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by such Underwriter through Jefferies LLC and Piper Jaffray & Co. expressly for use therein; and will reimburse the Company and Selling Stockholders for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and Selling Stockholders hereby acknowledge that the only information that Jefferies LLC and Piper Jaffray & Co. have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Communication or the Prospectus (or any amendment or supplement to the foregoing), are the statements set forth in [(i) the first sentence of the third paragraph under the caption “Underwriting,” (ii) the first paragraph under the caption “Underwriting—Commission and Expenses,” (iii) the statements concerning stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange

Act under the caption “Underwriting—Stabilization” and (iv) the statements concerning electronic prospectus distribution under the caption “Underwriting—Electronic Distribution” in the Preliminary Prospectus and the Prospectus.] The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Additionally, notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of the Shares sold by such

Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Stockholders and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, any Selling Stockholder or the Company, or any officer or director or controlling person of the Company or any Selling Stockholder, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company and the Selling Stockholders will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Jefferies LLC and Piper Jaffray & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives in care of Jefferies LLC, 520 Madison Avenue, New York, New York, 10022, Attention: General Counsel and Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel; if to the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Corey Chivers, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Corey Chivers, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(A)(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as representatives at Jefferies LLC, 520 Madison Avenue, New York, New York, 10022, Attention: General Counsel and Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Stockholders, the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Selling Stockholders and each person who controls the Company, the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (d) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

18. The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:
Name:
Title:

SELLING STOCKHOLDERS

As Attorney-in-Fact acting on behalf of each Selling Stockholder named in Schedule II-B to this Agreement.

By:
Name:
Title:	Attorney-in-Fact

Accepted as of the date hereof:

Jefferies LLC

By:
Name:
Title:

Piper Jaffray & Co.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of Firm Shares		Purchased if
Maximum Option
Underwriter	to be Purchased		Exercised
Jefferies LLC	[ —	]	[ —	]
Piper Jaffray & Co.
William Blair & Company, L.L.C.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
LOYAL3 Securities, Inc.
Total

Total	[ —	]	[ —	]

SCHEDULE II-A

Selling Stockholder	Total Number Of Firm Shares to be Sold		Maximum Number of Optional Shares to be Sold
[ — ]	[ —	]	[ —	]

Total	[ —	]	[ —	]

SCHEDULE II-B

Selling Stockholder	Total Number Of Firm Shares to be Sold		Maximum Number of Optional Shares to be Sold
[ — ]	[ —	]	[ —	]

Total	[ —	]	[ —	]

2

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

3

SCHEDULE IV

D&B Leasing, Inc.

D&B Marketing Company, LLC

DANB Texas, Inc.

Dave & Buster’s I, L.P.

Dave & Buster’s, Inc.

Dave & Buster’s Holdings, Inc.

Dave & Buster’s Management Corporation, Inc.

Dave & Buster’s of Alaska, Inc.

Dave & Buster’s of California, Inc.

Dave & Buster’s of Colorado, Inc.

Dave & Buster’s of Connecticut, Inc.

Dave & Buster’s of Florida, Inc.

Dave & Buster’s of Georgia, Inc.

Dave & Buster’s of Hawaii, Inc.

Dave & Buster’s of Idaho, Inc.

Dave & Buster’s of Illinois, Inc.

Dave & Buster’s of Indiana, Inc.

Dave & Buster’s of Kansas, Inc.

Dave & Buster’s of Kentucky, Inc.

Dave & Buster’s of Louisiana, Inc.

Dave & Buster’s of Maryland, Inc.

Dave & Buster’s of Massachusetts, Inc.

Dave & Buster’s of Nebraska, Inc.

Dave & Buster’s of New Mexico, Inc.

Dave & Buster’s of New York, Inc.

Dave & Buster’s of Oklahoma, Inc.

Dave & Buster’s of Oregon, Inc.

Dave & Buster’s of Pennsylvania, Inc.

Dave & Buster’s of Pittsburgh, Inc.

Dave & Buster’s of South Carolina, Inc.

Dave & Buster’s of Virginia, Inc.

Dave & Buster’s of Washington, Inc.

Dave & Buster’s of Wisconsin, Inc.

Tango Acquisition, Inc.

Tango License Corporation

Tango of Arizona, Inc.

Tango of Arundel, Inc.

Tango of Farmingdale, Inc.

Tango of Franklin, Inc.

Tango of Houston, Inc.

Tango of North Carolina, Inc.

Tango of Tennessee, Inc.

Tango of Westbury, Inc.

6131646 Canada, Inc.

2